INFORMATION SCHEDULE 14C INFORMATION
                       Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Information Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


        Ethika Corporaton (formerly known as Dixie National Corporation)
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ETHIKA CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 9, 1999

May 17, 1999

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Ethika Corporation (the Corporation) will be held at The Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado, 80021 on Wednesday, June 9, 1999 at 9:00 a.m. (Mountain) for the following purposes:

PROPOSAL I:  NUMBER AND ELECTION OF DIRECTORS.

To fix the number of and to elect the Board of Directors for the ensuing year or until their successors are duly elected.

PROPOSAL II:  REORGANIZATION MEASURES.

To approve authorizing the Board of Directors to take the following actions (The
Reorganization   Measures)  when  and  as  deemed   necessary  to  effectuate  a
reorganization of the Corporation:

A. Amend the Articles of Incorporation changing the par value of common stock to no par common stock;

B.   Amend the Article of Incorporation to change the name of the Corporation;

C. Authorize a reverse split of the outstanding shares of common Stock on the basis of one new share for up to every fifty shares outstanding shares as of the effective date with fractional shares rounded up to the next whole share. Odd lots of less than one hundred shares of common stock may be tendered to Corporation for the average closing price for the common stock for the ten trading days preceding the effective day multiplied by the reverse split ratio;

The Reorganization Measures are mutually conditioned upon each other and are being submitted to the Shareholders to be voted upon as a single proposal.

The Shareholders may also transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on May 14, 1999 is the Record Date for the determination of Shareholders entitled to vote at the Annual Meeting and to receive Notice thereof. The stock transfer books of the Corporation will not be closed. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS
/s/Dennis Brovarone
   Dennis Brovarone, President

                     ETHIKA CORPORATION INFORMATION STATEMENT
                     For the Annual Meeting of Shareholders
                       To be Held Wednesday, June 9, 1999

"WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY"

The enclosed information is being furnished by the Board of Directors of Ethika Corporation ("Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held at The Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado, 80021 on Wednesday, June 9, 1999 at 9 a.m. (Mountain) and any adjournment or postponement thereof. Shareholders may vote their shares by attendance at the meeting and voting their shares in person. We are not asking you for a proxy and you are requested not to send us a proxy. The term "Corporation," as used herein, includes the Corporation and the Corporation's subsidiaries as the context indicates. This Information Statement is being mailed to shareholders on or about May 17, 1999.

Shareholders attending the meeting will be asked to vote FOR:

PROPOSAL I: NUMBER AND ELECTION OF DIRECTORS.

To set the Board of Directors to initially consist of three members and up to seven members upon completion of a reorganization of the Corporation as described herein and the election of the three nominees of the Board of Directors to serve as Directors of the Corporation; and

PROPOSAL II:  REORGANIZATION MEASURES.

Authorizing  the  Board  of  Directors  to  take  the  following   actions  (the
Reorganization   Measures)  when  and  as  deemed   necessary  to  effectuate  a
reorganization of the Corporation:

A. Amend the Articles of Incorporation changing the par value of common stock to no par common stock;

B.   Amend the Article of Incorporation to change the name of the Corporation;

C. Authorize a reverse split of the outstanding shares of common Stock on the basis of one new share for up to every fifty shares outstanding shares as of the effective date with fractional shares rounded up to the next whole share. Odd lots of less than one hundred shares of common stock may be tendered to Corporation for the average closing price for the common stock for the ten trading days preceding the effective day multiplied by the reverse split ratio;

The Reorganization measures are mutually conditioned upon each other and are being submitted to the Shareholders to be voted upon as a single proposal.


                                VOTING SECURITIES

Shareholders of record at the close of business on May 14, 1999 will be entitled to Notice of and to vote at the Meeting. On May 14, 1999 there were 23,360,346 shares of common stock of the Corporation outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote per share on each matter submitted to a vote at the Annual Meeting except with respect to the election of Directors, in which Shareholders have cumulative voting rights.

Cumulative voting means that each Shareholder will be entitled to cast as many votes as he or she has shares of common stock multiplied by the number of Directors to be elected, and all such votes may be cast for a single nominee or may be distributed among the Directors to be voted for as he/she sees fit.

The presence in person of a majority of the outstanding shares shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions are considered as a vote against any matter other than the election of Directors as to which a Shareholder may vote for a nominee or withhold authority to vote.

Shareholders who have their shares held in "street name" by a bank or broker-dealer and wish to attend the meeting and vote their shares must obtain a "legal proxy" from the holding bank or broker-dealer in order to vote their shares at the meeting. The Chairman of the Board of the Corporation will appoint an inspector who will take charge of, and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth pertinent information as to the beneficial ownership of the Corporation's common stock as of May 14, 1999 of persons known by the Corporation to be holders of 5% or more of the outstanding common stock. Information as to the number of shares beneficially owned has been furnished by the persons named in the table as the holders of 5% or more of such common stock.

Name and Address                          Shares             Of Beneficial Owner
                                      Beneficially Owned      Percent of Class
--------------------------------------------------------------------------------
        Alfred Peeper                      9,930,328 (1)          42.5%
        Calle Hamburg 22
        Benidorm, Spain ALC 03500

        Argere Holdings, S.A.                420,000 (2)           1.8%
        18 Boulevard Royal
        L-2449 Luxembourg

        Eur-Am B.V.                          610,100 (3)           2.6%
        Calle Hamburg 22
        Benidorm, Spain ALC 03500

        La Roche Holdings, S.A.              902,500 (4)           3.9%
        18 Boulevard Royal
        L-2449 Luxembourg

        La Salle Investment, Ltd.           7,997,828(5)          34.2%
        35 Rue De Bains
        Geneva, Switzerland 1205

(1) Alfred Peeper is an investment manager headquartered and operating in Benidorm, Spain. Mr. Peeper holds a power of attorney for each Reporting Person which gives him authority to purchase, sell, and exercise all voting rights relating to each "Group Member." This Reporting Person represents 42.5% of the total outstanding shares of Ethika common stock.

(2) Argere Holdings, S.A. is a corporation organized under the laws of Luxembourg. Jacques Benzeno, Andre LaBranche and Marie-Paule Mockel are the directors with the power to revoke Mr. Peeper's power of attorney.

(3) Eur-Am, B.V., is a corporation organized under the laws of the Netherlands. Mr. Peeper and Mr. Evert Eggink are the directors of Eur-Am, B.V.

(4) La Roche Holdings, S.A. is a corporation organized under the laws of Luxembourg. Jacques Benzeno, Andre LaBranche and Marie-Paule Mockel are the directors with the power to revoke Mr. Peeper's power of attorney.

(5) La Salle Investment, Ltd., is a corporation organized under the laws of Ireland. Jean Claude Roder and Claude Oberson are the directors with the power to revoke Mr. Peeper's power of attorney.


Security Ownership Of Management

The following table sets forth information as to the beneficial ownership of the Corporation's common stock as of May 14, 1999, by each Director, nominee; Executive Officer and by all Directors and Executive Officers as a group.


       Name of                             Shares                     Percent
       Beneficial Owner                    Beneficially Owned         of Class
--------------------------------------------------------------------------------
          Dennis Brovarone                    1,000,000                   4.2%
          Russell C. Burk                     1,000,000                   4.2%
          Dennis P. Nielsen                   1,000,000                   4.2%
       Directors, nominees, and
       Executive  Officers  as a group        3,000,000                  12.6%
       (3 persons)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors and persons who own more than 10% of its common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms filed by such person. Based upon a review of the initial and annual statements of beneficial ownership, the Corporation's Executive Officer and Directors have timely filed their reports of ownership.

During fiscal year 1998, the Board of Directors of the Corporation held two meetings and acted by unanimous written consent five times. Each member of the previous Board of Directors attended at least 85% of the meetings of the Board. The Corporation has not had any Committees during the fiscal year ended December 31, 1998.

DIRECTORS' COMPENSATION

Directors who are not employees of the Corporation do not receive any cash compensation. The Corporation was the subject of an investigation by the Securities and Exchange Commission ("SEC") which was resolved by means of a settlement. Pursuant to the settlement on March 9, 1994, the United States District Court for the District of Columbia entered final judgment of permanent injunction against the Corporation. The judgment was entered on the basis of a complaint filed by the SEC. The Corporation consented to the entry of final judgment of permanent injunction without admitting or denying the allegations contained in the SEC's complaint. The final judgment to which the Corporation consented enjoin it from violating or aiding and abetting future violations of sections of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and certain rules thereunder.

EXECUTIVE OFFICERS

The Corporation's officer serves at the pleasure of the Board of Directors. The executive officer of the Corporation is:
                                             Executive Officer
Name                               Age                  Since
----------------------------------------------------------------
Dennis Brovarone                   43                   1997
President, CEO

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table:
The following sets forth information concerning the total compensation paid or awarded to the Corporation's Chief Executive Officer for services rendered in all capacities to the Corporation and its subsidiaries.

                                                                   Number of
                                          Annual                   Securities
Name and                                  Compensation             Underlying
Principal Position          Year          Salary          Bonus    Options
--------------------------------------------------------------------------------
Dennis Brovarone            1998          $60,000            $0      500,000
President and Chairman

Option Grants in 1998:
The following sets forth information concerning options to purchase shares of common stock which were granted during 1998 to the individuals named in the Summary Compensation table.

                  Date          Number of Shares     Exercise  Date
Name              Granted       Underlying Option(1) Price(1)  Exerciseable
--------------------------------------------------------------------------------
Dennis Brovarone       12/30/98       500,000          $0.02     (2)
Russell Burk           12/30/98       500,000          $0.02     (2)
Dennis Nielsen         12/30/98       500,000          $0.02     (2)

Not subject to adjustment as a result of any reverse split of the outstanding common stock Exercisable ninety days from the date of closing of any reorganization or merger agreement which results in a change in control of the Corporation and expiring if unexercised by December 31, 2004.

Fiscal Year End Option Value Table: Omitted as the Options granted have not vested and are not exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation did not enter into any reportable relationships or transactions with its officers, directors or control persons during the fiscal year ended December 31, 1998, except for the granting of shares and options to the directors as set forth above.

PROPOSAL I.  NUMBER AND ELECTION OF DIRECTORS

In addition to establishing the minimum and maximum number of Directors, Article III, Section 6 of the Bylaws of the Corporation also provides that the number of Directors shall be fixed annually by the Shareholders at each Annual or Special Meeting.

The Board of Directors recommends that the Board of Directors of the Corporation for the ensuing year consist of three Directors until such time that the corporation enters into a reorganization after which the number of Directors could be set by Board resolution as up to seven individuals. The Board recommends the election of the three nominees listed below. Each Director is to hold office until the next Annual or Special Meeting of Shareholders or until his successor shall be duly elected and qualified. Shareholders may also nominate candidates for Director at any Meeting of Shareholders at which Directors are to be elected. Votes will not be recognized for more than eight nominees.

The three nominees are members of the present Board and were elected thereto by the Board of Directors at Special Board of Directors' Meetings held on December 12, 1997 and January 27, 1998 to serve out the un-expired terms of resigning Directors. Management has no reason to believe that any substitute nominee or nominees will be required.

The following table indicates the age and the year first elected a Director followed by the principal occupation or employment for the past five years of each nominee.
                                       Director
           Name               Age        Since
------------------------------------------------
Russell C. Burk                41        1997
Dennis Brovarone               43        1997
Dennis P. Nielsen              56        1997


BUSINESS EXPERIENCE

The principal occupations and business experience for the last five years or more of the nominees for directors are as follows:

Dennis Brovarone - Mr. Brovarone, 43, has been practicing corporate and securities law since 1986 and as a sole practitioner since 1990. He was elected to the Board in December 1997 and is Chairman of the Corporation's Board of Directors. Mr. Brovarone also serves as President. Prior to 1990, Mr. Brovarone served as in-house counsel to R.B. Marich, Inc.; a Denver, Colorado based brokerage firm. Mr. Brovarone served as President (Chairman) of the Board of Directors of The Community Involved Charter School, from January 1995 to March
1998, a four-year old K-12 independently chartered public school located in Lakewood, Colorado. He also serves as a Director of Innovative Medical Services, a publicly held corporation located in San Diego, California.

Russell C. Burk - Mr. Burk, 41, has been practicing corporate securities law since 1990 and as a sole practitioner since 1997. He was elected to the Board in December 1997. From 1993 to 1997, Mr. Burk was Vice President, General Counsel for RAF Financial Corporation, Denver, Co.

Dennis Nielsen - Mr. Nielsen, 56, has been a director since March 1993, he has been self employed as a business consultant offering assistance to business on restructuring, financing or assisting with possible mergers or acquisitions.Previously he was owner of P&N, Inc. and Hufburn Sales, Inc., both automobile dealerships.

Vote Required for Approval

The vote required for Election Fixing the number of Directors initially at three and up to seven upon the reorganization of the Corporation is the favorable vote of a majority of those shares voting in person provided a quorum is present. The three nominees receiving the highest number of votes shall be elected to the Board.

The Board recommends that you vote FOR a Board initially consisting of three Directors and up to seven upon the reorganization and FOR the election of each of the three nominees to be Directors of the Corporation. The Board believes that three directors are a sufficient number for management of the Corporation's affairs at the present time and that by authorizing up to seven directors, the Corporation will be more attractive to a prospective reorganization candidate can choice the number of directors which it desires.

PROPOSAL II. REORGANIZATION  MEASURES:  AUTHORIZATION FOR THE BOARD OF DIRECTORS
TO TAKE CERTAIN MEASURES WHEN AND AS DEEMED NECESSARY TO EFFECTUATE A REORGANIZATION OF THE CORPORATION

The Board of Directors recommends that the Shareholders vote for authorizing the Board of Directors to take the following actions (the Reorganization Measures) when and as deemed necessary to effectuate a reorganization of the Corporation:

A. Amend the Articles of Incorporation changing the par value of common stock to no par common stock;

B.   Amend the Article of  Incorporation  to change the name of the Corporation;

c. Authorize a reverse split of the outstanding shares of common Stock on the basis of one new share for up to every fifty shares outstanding shares as of the effective date with fractional shares rounded up to the next whole share. Odd lots of less than one hundred shares of common stock may be tendered to Corporation for the average closing price for the common stock for the ten trading days preceding the effective day multiplied by the reverse split ratio;

The Reorganization Measures are mutually conditioned upon each other and are being submitted to the Shareholders to be voted upon as a single proposal.

On April 23, 1999, the Board of Directors approved submitting the Reorganization Measures to the shareholders. The Board recommends approval of the Reorganization Measures as an effective means of making the Corporation an attractive option for a privately held business seeking to become publicly held by reorganizing and effecting a change in control of a publicly held corporation with little or no current operations. Management believes that the Reorganization Measures will improve the Corporation's utility to a privately held business by allowing the Corporation's Board of Directors to quickly conclude a reorganization agreement, which can be tailored to the private businesses requirements.

The Board's recommendation to approve the Reorganization Measures as applied to each of the specific components is as follows:

The Board believes that eliminating the $1.00 per share par value on the common stock is necessary. The Board believes that par value is an antiquated accounting principle, which does not accurately reflect any indication of per share value. The Corporation is not restricted from issuing common stock for less than the par value and must record a discount to shareholders equity for the difference between the value of common stock issued as determined by the Corporation's auditors and the par value. The Board believes that eliminating the par value will eliminate the need to record such a discount and avoid any misunderstanding as to the value of the Corporation's shareholder equity.

The Board believes that giving the Board the authority to change the name of the Corporation by Board resolution will facilitate a change in control and change in business direction, by allowing the Board of Directors of the reorganized
Corporation to select and quickly implement the Corporation's new name reflective of the change in business direction.

The Board believes that a reverse split of the outstanding shares of common stock will be a necessary component of a reorganization of the Corporation with a privately held company. Typically in order for a reorganization to qualify as a tax-free exchange, the shareholders of the privately held company must receive not less than eighty percent of the outstanding shares of the surviving corporation. With the present 23,360,346 outstanding shares and only 50,000,000 shares of common stock authorized, the Corporation would not be able to issue a number of shares which would equal at least eighty percent of the then outstanding number of shares. In addition, the Board of Directors believe that a reverse split will be necessary to achieve an optimal capitalization of the reorganized company without causing substantial dilution to the shareholders of a privately held company. Assuming the current market price of $0.02 per share and that the Corporation's present shareholders would own twenty percent of the reorganized Corporation, the approximate market capitalization of the reorganized Corporation would be approximately $2.3 million dollars at the maximum reverse split at 50 to 1 (2,360,346 shares/ 50 = 467,207 shares X [$0.02 x 50 = $1.00] / 20% = $2,336,035). The Board believes that a market capitalization of the reorganized Corporation between $1 million and $3 million dollars is a realistic estimate.

The effective date of the reverse split would be ten trading days after the Corporation provides notice of its adoption of the reverse split to the NASD OTC Electronic Bulletin Board Market.

Effect of Reverse Split on Holders of Odd Lots of Shares

If authorized by the Shareholders and subsequently declared by the Board, a reverse split is likely to result in shareholders having an "odd lot" of less than 100 shares if their resulting number of shares is not a multiple of 100. A securities transaction of 100 shares or more is a "round lot" transaction for securities trading purposes and a transaction of less than 100 shares is an "odd lot" transaction. Round lot transactions are the standard size requirement for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot holder.

In addition, the aggregate value of odd lot holdings may be insufficient for a shareholder to even cover the transactional cost of selling the odd lots. The Corporation will purchase odd lots from shareholders upon request for the for the average closing price for the common stock for the ten trading days preceding the effective day multiplied by the reverse split ratio.

Vote Required for  Approval

A  favorable  vote of a majority  of the shares  entitled  to vote
(11,680,174 shares of 23,360,346 shares outstanding, voting in person is required to approve the Reorganization Measures Proposal.

SHAREHOLDER PROPOSALS

Any Shareholder desiring to have a proposal considered for inclusion in the Proxy Statement to be distributed in connection with the Corporation's 1999
Annual Meeting, is requested to submit such proposal in writing to the Corporation, Attention: Dennis Brovarone, no later than December 31, 1999.


OTHER MATTERS

The Management of the Corporation knows of no other matters, which may come before the Meeting except for the approval of the Minutes of the last Annual Meeting of Shareholders.

Copies of the Corporation's Form 10KSB for the year ended December 31, 1998 containing audited financial statements have been included in this mailing.


May 14, 1999


Dennis Brovarone, President